UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2021 (May 28, 2021)

Motorcar Parts of America, Inc.

(Exact name of Registrant as specified in its charter)

New York	001-33861	11-2153962
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

(310) 212-7910
(Registrant’s telephone number, including area code)

N/A
(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01	MPAA	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 28, 2021, Motorcar Parts of America, Inc. (the “Company”) amended its Amended and Restated Revolving Credit, Term Loan and Security Agreement (as amended to date, the “Loan Agreement”) by entering into the Third Amendment to Loan Agreement (the “Third Amendment”) with D & V Electronics Ltd., Dixie Electric Ltd., and Dixie Electric Inc., as the Canadian borrowers, PNC Bank, N.A., as agent, and the financial institutions party thereto. The Third Amendment, among other things, (a) extends the maturity date of the Loan Agreement to May 28, 2026, (b) modifies the fixed charge coverage ratio financial covenant, and (c) modifies the definition of “Consolidated EBITDA”.

The foregoing summary of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the terms of the Third Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Third Amendment set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

The following exhibits are furnished with this report:

10.1
Third Amendment to Amended and Restated Loan Agreement, dated as of May 28, 2021, among Motorcar Parts of America, Inc., D & V Electronics Ltd., Dixie Electric Ltd., Dixie Electric Inc., each lender from time to time party thereto, and PNC Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 2, 2021	Motorcar Parts of America, Inc.

	By:	/s/ David Lee
Name: David Lee
Title: Chief Financial Officer